Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the Sarbanes-Oxley Act

In conjunction with the Semi-Annual Report to Shareholders on Form N-CSR of Kelmoore Strategic Trust (the “Registrant”) for the fiscal period ended June 30, 2008, as filed with the Securities and Exchange Commission (the “Report”), I, Ralph M. Kelmon, President & Chief Executive Officer of the Registrant, hereby certify that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: 8/28/2008	/s/ Ralph M. Kelmon
Ralph M. Kelmon, President & Chief Executive Officer (principal executive officer)

In conjunction with the Semi-Annual Report to Shareholders on Form N-CSR of Kelmoore Strategic Trust (the “Registrant”) for the fiscal period ended June 30, 2008, as filed with the Securities and Exchange Commission (the “Report”), I, Tamara Wendoll, Treasurer of the Registrant, hereby certify that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: 8/28/2008	/s/ Tamara Wendoll
Tamara Wendoll, Treasurer (principal financial officer)